Exhibit 99.27(d)(6)

CREDITING RATE STRATEGY(IES)

Fixed Interest Strategy(ies)

Strategy Period:	[ 1 Year]
Allocation Percentage:	[10%]
Initial Allocation Amount:	[$20,000]
Fixed Crediting Rate:	[3.25%]
Minimum Guaranteed Fixed Crediting Rate:	[0.25%]

The Strategy Interest for the Fixed Interest Strategy(ies) is compounded and credited daily to the Fixed Strategy Value.

Point-to-Point Cap Strategy(ies)
with Buffer Percentage

Index: [S&P 500®]
Guaranteed
Strategy Period	Allocation	Initial Allocation	Index Cap Rate	Buffer	Minimum
(years)	Percentage	Amount		Percentage	Cap Rate

[1]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%
[1]	[30]%	$ [1,000,000.00]	[7.75]%	[-20]%	[1.0]%
[3]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%
[3]	[30]%	$ [1,000,000.00]	[7.75]%	[-20]%	[1.0]%
[6]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%
[6]	[30]%	$ [1,000,000.00]	[7.75]%	[-20]%	[1.0]%

Index: [Nasdaq-100]
Guaranteed
Strategy Period	Allocation	Initial Allocation	Index Cap Rate	Buffer	Minimum
(years)	Percentage	Amount		Percentage	Cap Rate

[1]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%
[1]	[30]%	$ [1,000,000.00]	[7.75]%	[-20]%	[1.0]%
[3]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%
[3]	[30]%	$ [1,000,000.00]	[7.75]%	[-20]%	[1.0]%
[6]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%
[6]	[30]%	$ [1,000,000.00]	[7.75]%	[-20]%	[1.0]%

Index: [Russell 2000]
Guaranteed
Strategy Period	Allocation	Initial Allocation	Index Cap Rate	Buffer	Minimum
(years)	Percentage	Amount		Percentage	Cap Rate

[1]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%
[1]	[30]%	$ [1,000,000.00]	[7.75]%	[-20]%	[1.0]%
[3]	[30]%	$ [1,000,000.00]	[7.75]%	[-20]%	[1.0]%
[3]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%
[6]	[30]%	$ [1,000,000.00]	[7.75]%	[-20]%	[1.0]%
[6]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%

Index: [MSCI EM]
Guaranteed
Strategy Period	Allocation	Initial Allocation	Index Cap Rate	Buffer	Minimum
(years)	Percentage	Amount		Percentage	Cap Rate

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[1]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%
[1]	[30]%	$ [1,000,000.00]	[7.75]%	[-20]%	[1.0]%

Guaranteed Annual Point-to-Point Cap Strategy(ies) With Buffer Percentage

Index: [S&P 500®]
			Guaranteed		Guaranteed
Strategy Period	Allocation	Initial Allocation	Annual Cap	Buffer	Minimum
(years)	Percentage	Amount	Rate	Percentage	Cap Rate

[6]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%

Index: [Nasdaq-100]
			Guaranteed		Guaranteed
Strategy Period	Allocation	Initial Allocation	Annual Cap	Buffer	Minimum
(years)	Percentage	Amount	Rate	Percentage	Cap Rate

[6]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%

Point-to-Point Cap Strategy(ies) with Floor Percentage

Index: [S&P 500®]
Guaranteed
Strategy Period	Allocation	Initial Allocation	Index Cap Rate	Floor	Minimum
(years)	Percentage	Amount		Percentage	Cap Rate

[1]	[30]%	$ [1,000,000.00]	[7.75]%	[0]%	[1.0]%
[1]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%

Index: [Nasdaq-100]
Guaranteed
Strategy Period	Allocation	Initial Allocation	Index Cap Rate	Floor	Minimum
(years)	Percentage	Amount		Percentage	Cap Rate

[1]	[30]%	$ [1,000,000.00]	[7.75]%	[0]%	[1.0]%
[1]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%

Point-to-Point Participation Strategy(ies) with Buffer Percentage

Index: [S&P 500®]
			Index		Guaranteed
Strategy Period	Allocation	Initial Allocation	Participation	Buffer	Minimum
(years)	Percentage	Amount	Rate	Percentage	Participation Rate

[3]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%
[3]	[30]%	$ [1,000,000.00]	[7.75]%	[-20]%	[1.0]%
[6]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%
[6]	[30]%	$ [1,000,000.00]	[7.75]%	[-20]%	[1.0]%

Index: [Nasdaq-100]
			Index		Guaranteed
Strategy Period	Allocation	Initial Allocation	Participation	Buffer	Minimum
(years)	Percentage	Amount	Rate	Percentage	Participation Rate

[3]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%
[3]	[30]%	$ [1,000,000.00]	[7.75]%	[-20]%	[1.0]%
[6]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%
[6]	[30]%	$ [1,000,000.00]	[7.75]%	[-20]%	[1.0]%

Index: [Russell 2000]

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			Index		Guaranteed
Strategy Period	Allocation	Initial Allocation	Participation	Buffer	Minimum
(years)	Percentage	Amount	Rate	Percentage	Participation Rate

[3]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%
[3]	[30]%	$ [1,000,000.00]	[7.75]%	[-20]%	[1.0]%
[6]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%
[6]	[30]%	$ [1,000,000.00]	[7.75]%	[-20]%	[1.0]%

Point-to-Point Dual Direction Trigger Strategy(ies) with Buffer Percentage

Index: [S&P 500®]
Guaranteed
Strategy Period	Allocation	Initial Allocation	Index Trigger	Trigger Threshold	Buffer	Minimum
(years)	Percentage	Amount	Rate		Percentage	Trigger Rate

[1]	[30]%	$ [1,000,000.00]	[7.75]%	[10]%	[-10]%	[1.0]%

Index: [Nasdaq-100]
Guaranteed
Strategy Period	Allocation	Initial Allocation	Index Trigger	Trigger Threshold	Buffer	Minimum
(years)	Percentage	Amount	Rate		Percentage	Trigger Rate

[1]	[30]%	$ [1,000,000.00]	[7.75]%	[10]%	[-10]%	[1.0]%

Index: [Russell 2000]
Guaranteed
Strategy Period	Allocation	Initial Allocation	Index Trigger	Trigger Threshold	Buffer	Minimum
(years)	Percentage	Amount	Rate		Percentage	Trigger Rate

[1]	[30]%	$ [1,000,000.00]	[7.75]%	[10]%	[-10]%	[1.0]%

Index: [MSCI EM]
Guaranteed
Strategy Period	Allocation	Initial Allocation	Index Trigger	Trigger Threshold	Buffer	Minimum
(years)	Percentage	Amount	Rate		Percentage	Trigger Rate

[1]	[30]%	$ [1,000,000.00]	[7.75]%	[10]%	[-10]%	[1.0]%

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[The S&P 500® is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by Aspida Life Insurance Company (Aspida). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Aspida. It is not possible to invest directly in an index. Aspida’s Product(s) are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the Aspida’s Product(s) or any member of the public regarding the advisability of investing in securities generally or in Aspida’s Product(s) particularly or the ability of the S&P 500® to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Aspida with respect to the S&P 500® is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® is determined, composed and calculated by S&P Dow Jones Indices without regard to Aspida or the Aspida’s Product(s). S&P Dow Jones Indices has no obligation to take the needs of Aspida or the owners of Aspida’s Product(s) into consideration in determining, composing or calculating the S&P 500®. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of Aspida’s Product(s) or the timing of the issuance or sale of Aspida’s Product(s) or in the determination or calculation of the equation by which Aspida’s Product(s) is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Aspida’s Product(s). There is no assurance that investment products based on the S&P 500® will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY ASPIDA, OWNERS OF THE ASPIDA'S PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND ASPIDA, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.]

[The [Aspida RILA Product Name] has been developed solely by Aspida Life Insurance Company. The product is not in any way connected to or sponsored, endorsed, sold or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the “LSE Group”). FTSE Russell is a trading name of certain of the LSE Group companies.

All rights in the Russell 2000® Index (“the Index”) vest in the relevant LSE Group company which owns the Index. Russell 2000® is a trademark of the relevant LSE Group company and is used by any other LSE Group company under license.

The Index is calculated by or on behalf of FTSE Fixed Income, LLC or its affiliate, agent or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of, reliance on or any error in the Index or (b) investment in or operation of the Index. The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from the Index or the suitability of the Index for the purpose to which it is being put by Aspida Life Insurance Company.]

ICC24CRS-RILA1015	Page 4

[The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Invesco QQQ Growth to track general stock market performance. The Corporations' only relationship to Aspida Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq® and certain trade names of the Corporations and the use of the Invesco QQQ Growth which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Invesco QQQ Growth. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100® OR ANY DATA INCLUDED THEREIN.

THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.]

[MSCI Disclosure]

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